UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) June 12, 2017
NOBILIS HEALTH CORP.

(Exact name of registrant as specified in its charter)

British Columbia	001-37349	98-1188172
(State or other jurisdiction of	(Commission File	(IRS Employer Identification No.)
incorporation)	Number)

11700 Katy Freeway, Suite 300, Houston, Texas	77,079
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code (713) 355-8614
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.
Effective as of June 12, 2017, the following corporate governance change took place with respect to Nobilis Health Corp. (the “Company”):

•	Mr. Peter Horan concluded his tenure on the board.
At this years annual general meeting of shareholders (the “Annual Meeting”), Mr. Horan did not stand for re-election to the board of directors. His role as a director for the Company concluded effective June 12, 2017, the date of the Annual Meeting.

ITEM 5.07. SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.
On June 12, 2017, the Company held its Annual Meeting at the Company’s corporate office in Houston, Texas. At the Annual Meeting, the Company’s shareholders approved each of the following proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A (the “Proxy Statement”), which was filed with the Securities and Exchange Commission on May 1, 2017:

1.	Election of Directors
According to proxies received and ballots cast, the voting results in respect of the nomination of each of the individuals listed below to serve as a director of the Company until the next annual meeting of shareholders of the Company or until their successors are elected and appointed are as follows:

Nominee	Number of Votes For	Number of Votes Withheld	Total Votes
Dr. Donald Kramer	27,182,956	3,341,819	30,524,775
Steve Ozonian	27,169,375	3,355,400	30,524,775
Michael C. Nichols	23,701,521	6,823,254	30,524,775
Tom Foster	25,034,195	5,490,580	30,524,775
Neil Badlani, M.D.	26,766,876	3,757,899	30,524,775

2.	Appointment of Auditor
According to proxies received, Crowe Horwath LLP was appointed as the Company’s auditors and the directors of the Company were authorized to fix the remuneration to be paid to the auditors.
The following are the voting results on this matter:

Number of Votes
Votes For:	38,519,385
Votes Withheld:	6,204,990
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NOBILIS HEALTH CORP.

/s/ David Young
David Young
Chief Financial Officer

Date: June 16, 2017

INDEX TO EXHIBITS

Exhibit
Number	Description of Exhibit

99.1	Press Release dated June 12, 2017